UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2015

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-02783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 8750

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

On June 29, 2015, Sigma Labs, Inc. ("Sigma," “we,” “us,” “our” or the “Company”), entered into an Operating Agreement (the “Operating Agreement”) and Statement of Work (the "Statement of Work") with Arete Innovative Solutions LLC (“Arete”). The Operating Agreement and Statement of Work govern the operations of Arete-Sigma LLC (the “Joint Venture”), a joint venture formed by us and Arete for the purpose of pursuing business opportunities related to additive manufacturing utilizing our Electro Optical Systems GmbH M290 DMLS® (Direct Metal Laser Sintering) metal printer or like machines (the "Equipment"), including enabling and implementing sales and manufacturing transactions (the “Joint Venture Business”).

The Operating Agreement and the Statement of Work are the Joint Venture’s primary operating documents and contain the understandings and agreements of the parties regarding the governance and operations of the Joint Venture Business.

Under the Operating Agreement, each of Sigma and Arete hold a 50% ownership interest in the Joint Venture, have contributed an equal amount of cash to the Joint Venture as a capital contribution, and have granted to the other party a limited, royalty-free, nonexclusive, non-transferable license (that willl automatically terminate upon the termination of the Operating Agreement or dissolution of the Joint Venture), under any rights owned by such party, to use such party's intellectual property only to the extent necessary for the other party to perform its obligations under the Operating Agreement and any statement of work of the Joint Venture.

Sigma and Arete have agreed to provide the Joint Venture with certain products and services pursuant to the terms of one or more statements of work among Sigma, Arete and the Joint Venture. Pursuant to the Operating Agreement and the Statement of Work, among other things:

•	The Joint Venture will be managed by William F. Herman, President of Arete, subject to certain limitations set forth in the Operating Agreement and the Statement of Work;

•	Sigma and Arete must submit a bid to the other party to provide work under any contract between the Joint Venture and a customer of the Joint Venture, followed by a separate statement of work between Sigma and Arete which will set forth, among other things, the scope of the work to be provided by the Joint Venture, the compensation to be paid and other applicable terms and conditions, including any criteria and procedures for acceptance of the work;

•	Sigma will provide (i) on-site technicians and manufacturing and engineering personnel, (ii) administrative support for purchasing materials and equipment, (iii) use of its Equipment, each to the extent required for each transaction, and (iv) the day-to-day administrative support of the Joint Venture;

•	Arete will provide (i) marketing development and related services, (ii) customer/project development services, (iii) product engineering consulting and customer education services, (iv) post processing, including machining, surface finishing, inspection and nondestructive testing, (v) supplier management and supply chain development services, (vi) technicians and manufacturing personnel, each to the extent required for each transaction, (vii) the day-to-day operational support of the Joint Venture, and will perform build file model modifications, manufacturing process engineering for product manufacturing;

•	Sigma will be reimbursed by the Joint Venture for (i) Sigma's costs of goods sold with respect to each job order, and (ii) Sigma's employees' work with respect to Joint Venture manufacturing and engineering, at their fully burdened cost rates to Sigma, as well as for the use of its Equipment at a cost per hour depending on the actual scope of work for each transaction. Additionally, for administrative cost reimbursement, the Joint Venture will pay Sigma a specified portion of the revenues of the Joint Venture for each transaction, subject to change based on data of actual costs of the Joint Venture;

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•	Arete will be reimbursed by the Joint Venture for (i) reasonable travel, customer and project development expenses, and (ii) Arete's employees' work with respect to Joint Venture manufacturing and engineering, at their fully burdened cost rates to Arete;

•	Sigma and Arete are subject to non-solicitation provisions; and

•	The Joint Venture may be dissolved upon, among other events, the written request of either of Sigma or Arete.

The foregoing descriptions of the Operating Agreement and the Statement of Work do not purport to be complete descriptions of the terms and conditions therein and are qualified in their entirety by reference to the full text of the Operating Agreement and the Statement of Work that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the six months ending June 30, 2015. On June 30, 2015, we issued a press release regarding certain of the matters which are discussed in this Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Sigma Labs, Inc., dated June 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA LABS, INC.

Date: July 6, 2015	By:	/s/ Mark J. Cola
Name: Mark J. Cola
Title: President and Chief Executive Officer

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